UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

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PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

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Nevada	002-53184	90-0114535
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7251 W. Lake Mead Blvd. , suite 300, Las Vegas, NV
(Address of Principal Executive Offices) (Zip Code)

(702) 475-5430
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 14, 2013, two creditors of the Registrant converted a total of $150,000.00 into 155,885 free-trading shares of the Registrant’s $0.001 par value common stock at the conversion price of $0.96225 per share.

On February 22, 2013, one creditor of the Registrant converted a total of $33,632.88 of principal and accrued and unpaid interest into 44,844 restricted shares of the Registrant’s $0.001 par value common stock at the conversion price of $0.75 per share.

On February 22, 2013, the Registrant issued 44,763 shares of its $0.001 par value restricted common stock at the price of $1.117 per share to an independent consultant in payment for legal due diligence services in connection with the Registrant’s acquisition of a majority interest in PT Tambang Sekarsa Adadaya (“TSA”), an Indonesian company.

These issuances brought the total number of fully diluted issued and outstanding shares of the Registrant’s common stock as of February 22, 2013 to 11,180,108.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI GROUP, INC.

Date: February 26, 2013	PHI Group, Inc.
	By	/s/ Henry D. Fahman
Name:Henry D. Fahman Title: Chairman and CEO